UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2013

WEATHERFORD INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

Switzerland	001-34258	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: +41.22.816.1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Weatherford International Ltd. ("Weatherford" or the "Company"), through its subsidiaries, has entered into an agreement with Tangent Fund Limited ("Tangent"), our joint venture partner in Borets International Limited ("Borets"), and with Borets, to sell our approximately 38.5% equity interest in Borets to Tangent.  Proceeds of $400 million will consist of $370 million in cash and a three-year $30 million promissory note.  Weatherford expects to use the cash proceeds to pay down existing indebtedness. While Borets is in the process of securing third party capital to consummate the acquisition, the closing is not subject to financing. The transaction is expected to close in the fourth quarter of 2013.  Following the sale, Weatherford expects to record a gain of approximately $25 million. This transaction is expected to create more flexibility in the marketplace for Weatherford to continue to grow its Artificial Lift portfolio.

The information contained in this Item 7.01 is deemed to be "furnished" and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.  Additionally, statements in this report that are not historical statements, including statements regarding the transaction described herein are forward-looking statements within the meaning of the federal securities law and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements are subject to numerous risks and uncertainties, many of which are beyond our control. These include, but are not limited to: the timing of the closing of the sale; Tangent's funding for the transaction; the use of proceeds from the sale; Weatherford's expected gain from the sale and Weatherford's continued growth of its Artificial Lift portfolio.  Except as required by law, we do not intend to update these forward-looking statements and information.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. John H. Briscoe, Senior Vice President and Chief Financial Officer of Weatherford, will be departing the Company to pursue other opportunities effective as of September 12, 2013.  Weatherford thanks him for two years of dedicated service to the Company, and is grateful for his many contributions.  The Company believes Mr. Briscoe's work has helped position it well for the future. Mr. Briscoe will continue to support Weatherford in a consulting capacity. We are in the process of recruiting a successor to Mr. Briscoe, and intend to name a successor in short order.

The Company's three financial officers, who have been instrumental in the financial leadership of the Company, shall continue in their respective roles and include:  Doug M. Mills, Vice President and Chief Accounting Officer, James C. Parent, Vice President-Tax, and Jennifer L. Presnall, Vice President-Internal Audit. They will report in the interim to Dharmesh Mehta, Executive Vice President and Chief Administrative Officer, who continues to have overall responsibility for all administrative support functions, including finance, tax, treasury, legal, information technology and supply chain.

We do not expect Mr. Briscoe's departure to disrupt the ongoing efforts of the Company's finance organization, including supporting the execution of the Company's strategic initiatives and its ongoing efforts to remediate the material weakness for income tax accounting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.
Date: September 11, 2013
/s/ Alejandro Cestero
Alejandro Cestero
Vice President and Co-General Counsel